EXHIBIT A

Form of Underwriter’s Option Agreement

THE REGISTERED HOLDER OF THIS PURCHASE OPTION BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS PURCHASE OPTION EXCEPT AS HEREIN PROVIDED AND THE REGISTERED HOLDER OF THIS PURCHASE OPTION AGREES THAT IT WILL NOT SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE THIS PURCHASE OPTION FOR A PERIOD OF ONE HUNDRED EIGHTY DAYS FOLLOWING THE EFFECTIVE DATE (DEFINED BELOW) TO ANYONE OTHER THAN (I) RODMAN & RENSHAW, LLC OR AN UNDERWRITER OR A SELECTED DEALER IN CONNECTION WITH THE OFFERING, OR (II) A BONA FIDE OFFICER OR PARTNER OF RODMAN & RENSHAW, LLC OR OF ANY SUCH UNDERWRITER OR SELECTED DEALER.

THIS PURCHASE OPTION IS NOT EXERCISABLE PRIOR TO THE LATER OF (1) THE CONSUMMATION BY FLATWORLD ACQUISITON CORP. (THE “COMPANY”) OF A MERGER, SHARE CAPITAL EXCHANGE, ASSET OR STOCK ACQUISITION, CONTROL THROUGH CONTRACTUAL ARRANGEMENTS OR OTHER SIMILAR BUSINESS COMBINATION (“BUSINESS COMBINATION”) (AS DESCRIBED MORE FULLY IN THE COMPANY’S REGSITRATION STATEMENT (DEFINED HEREIN) AND ________________ [DATE THAT IS ONE YEAR FROM DATE OF PROSPECTUS]. VOID AFTER 5:00 P.M. EASTERN TIME, ___________________ [DATE THAT IS FIVE YEARS THE FROM EFFECTIVE DATE OF THE REGISTRATION STATEMENT].

COMMON STOCK PURCHASE OPTION

For the Purchase of Units

Of

FLATWORLD ACQUISITION CORP.

1.

Purchase Option. THIS CERTIFIES THAT, in consideration of funds duly paid by or on behalf of Rodman & Renshaw, LLC ("Holder"), as registered owner of this Purchase Option, to FlatWorld Acquisition Corp. (the "Company"), Holder is entitled, at any time or from time to time from the later of (i) the consummation of a Business Combination and (ii) ________________ [DATE THAT IS ONE YEAR FROM DATE OF PROSPECTUS] (the "Commencement Date"), and at or before 5:00  p.m., Eastern Time, ___________________ [DATE THAT IS FIVE YEARS FROM THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT] (the "Expiration Date"), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to 140,000 units (the “Units”) of the Company, each Unit consisting of one ordinary share of the Company, no par value (collectively, the “Ordinary Shares”), and one warrant (collectively, the “Warrants”) to purchase one Ordinary Share expiring five years from the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) pursuant to which Units are offered for sale to the public (the “Offering”).  Each Warrant is on the same terms and conditions as the warrants underlying the Units being registered for sale to the public by way of the Registration Statement except that the Warrants expire on the five year anniversary of the Effective Date. If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Purchase Option may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate the Purchase Option. This Purchase Option is initially exercisable at $12.50 per Unit (125% of the price of the Units sold in the Offering); provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Purchase Option, including the exercise price per Unit and the number of Ordinary Shares to be received upon such exercise, shall be adjusted as therein specified. The term "Exercise Price" shall mean the initial exercise price or the adjusted exercise price, depending on the context.

2.

Exercise.

2.1

Exercise Form. In order to exercise this Purchase Option, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Purchase Option and payment of the Exercise Price for the Units being purchased payable in cash by wire transfer of immediately available funds to an account designated by the Company or by certified check or official bank check. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Purchase Option shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

2.2

Cashless Exercise.  In lieu of the payment of the Exercise Price multiplied by the number of Units for which this Purchase Option is exercisable (and in lieu of being entitled to receive Ordinary Shares and Warrants) in the manner required by Section 2.1, the Holder shall have the right (but not the obligation) to convert any exercisable but unexercised portion of this Purchase Option into Units (the “Cashless Exercise Right”) as follows: upon exercise of the Cashless Exercise Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Exercise Price in cash) that number of Ordinary Shares and Warrants comprising that number of Units equal to the quotient obtained by dividing (x) the Value (as defined below) of the portion of the Purchase Option being converted by (y) the Current Market Value (as defined below) of the portion of the Purchase Option being converted. The “Value” of the portion of the Purchase Option being converted shall equal the remainder derived from subtracting (a) (i) the Exercise Price multiplied by (ii) the number of Units underlying the portion of this Purchase Option being converted from (b) the Current Market Value (as defined below) of a Unit multiplied by the number of Units underlying the portion of the Purchase Option being converted.  As used herein, the term “Current Market Value” per Unit at any date means: (A) in the event that neither the Units nor Warrants are still trading or if (B) or (C) below do not apply, the remainder derived from subtracting (x) the exercise price of the Warrants multiplied by the number of Ordinary Shares issuable upon exercise of the Warrants underlying one Unit from (y) (i) the Current Market Price of the Ordinary Shares multiplied by (ii) the number of Ordinary Shares underlying one Unit, which shall include the Ordinary Shares underlying the Warrants included in such Unit less the Exercise Price for the Unit plus the current Market Price of the Ordinary Shares underlying the Unit; (B) in the event that the Units, Ordinary Shares and Warrants are still trading, (i) if the Units are listed on a national securities exchange or quoted on the OTC Bulletin Board (or a successor market) and the Units have traded on such market in at least fifteen out of the last twenty trading days, the average of the last sale price of the Units in the principal trading market for the Units as reported by the exchange or the OTC Bulletin Board, as the case may be, for the ten trading days ending on the third business day prior to exercise; or (ii) if the Units are not listed on a national securities exchange or quoted on the OTC Bulletin Board (or successor market), but is traded in the residual over-the-counter market and the Units have traded on such market in at least fifteen out of the last twenty trading days, the average of the closing bid price for Units for the ten trading days ending on the third business day prior to exercise for which such quotations are reported by the Pink Sheets, LLC or similar publisher of such quotations; and (C) in the event that the Units are not still trading but the Ordinary Shares and Warrants underlying the Units are still trading and the Warrants have traded on such market in at least fifteen out of the last twenty trading days, the Current Market Price of the Ordinary Shares plus the product of (x) the Current Market Price of the Warrants and (y) the number of Ordinary Shares underlying the Warrants included in one Unit. The “Current Market Price” shall mean (i) if the Ordinary Shares (or Warrants, as the case may be) is listed on a national securities exchange or quoted on the Nasdaq Global Market, Nasdaq Capital Market or OTC Bulletin Board (or successor market), the average of the sale price of the Ordinary Shares (or Warrants) in the principal trading market for the Ordinary Shares as reported by the exchange, Nasdaq or OTC Bulletin Board, as the case may be, for the ten trading days ending on the third business day prior to exercise; (ii) if the Ordinary Shares (or Warrants, as the case may be) is not listed on a national securities exchange or quoted on the Nasdaq Global Market, Nasdaq Capital Market or OTC Bulletin Board (or successor market), but is traded in the residual over-the-counter market, the closing bid price for the Ordinary Shares (or Warrants) on the last trading day preceding the date in question for which such quotations are reported by the Pink Sheets, LLC or similar publisher of such quotations; and (iii) if the fair market value of the Ordinary Shares cannot be determined pursuant to clause (i) or (ii) above, such price as the Board of Directors of the Company shall determine, in good faith.

2.3

Mechanics of Cashless Exercise. The Cashless Exercise Right may be exercised by the Holder on any business day on or after the Commencement Date and not later than the Expiration Date by delivering the Purchase Option with the duly executed exercise form attached hereto with the cashless exercise section completed to the Company, exercising the Cashless Exercise Right and specifying the total number of Units the Holder will purchase pursuant to such Cashless Exercise Right.

2.4

Legend. Each certificate for the securities purchased under this Purchase Option shall bear a legend as follows unless such securities have been registered under the Securities Act of 1933, as amended (the "Act"):

"The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") or applicable state law. Neither the securities nor any interest therein may be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act and applicable state law which, in the opinion of counsel to the Company, is available."

3.

Transfer.

3.1

General Restrictions. The registered Holder of this Purchase Option agrees by his, her or its acceptance hereof, that such Holder will not: (a) sell, transfer, assign, pledge or  hypothecate this Purchase Option for a period of one hundred eighty (180) days following the  Effective Date to anyone other than: (i) Rodman & Renshaw, LLC ("Rodman & Renshaw") or an underwriter or a selected dealer participating in the Offering, or (ii) a bona fide officer or partner of Rodman & Renshaw or of any such underwriter or selected dealer, in each case in accordance with FINRA Conduct Rule 5110(g)(1), or (b) cause this Purchase Option or the securities issuable hereunder to be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of this Purchase Option or the securities hereunder, except as provided for in FINRA Rule 5110(g)(2). On and after 180 days from the Effective Date, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with the Purchase Option and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five business days transfer this Purchase Option on the books of the Company and shall execute and deliver a new Purchase Option or Purchase Options of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Units purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

3.2

Restrictions Imposed by the Act. The securities evidenced by this Purchase Option shall not be transferred unless and until: (i) the Company has received the opinion of counsel for the Holder that the securities may be transferred pursuant to an exemption from registration under the Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company (the Company hereby agreeing that the opinion of Loeb & Loeb LLP shall be deemed satisfactory evidence of the availability of an exemption), or (ii) a registration statement or a post-effective amendment to the Registration Statement relating to the offer and sale of such securities has been filed by the Company and declared effective by the Securities and Exchange Commission (the "Commission") and compliance with applicable state securities law has been established.

4.

Registration Rights.

4.1

Demand Registration.

4.1.1

Grant of Right.  The Company, upon written demand (a “Demand Notice”) of the Holder(s) of at least 51% (the “Majority Holders”) of the Purchase Options and/or the underlying Units and/or the underlying Securities, agrees to register, on one occasion, all or any portion of the Purchase Option and the underlying Securities (collectively, the “Registrable Securities”) as requested by the Majority Holders.  The Company will file a registration statement or a post-effective amendment to the Registration Statement covering the Registrable Securities within sixty (60) days after receipt of the Initial Demand Notice and use its reasonable best efforts to have such registration statement or post-effective amendment declared effective as soon as possible thereafter.  The demand for registration may be made at any time during a period of five (5) years beginning on the Effective Date.  The Company covenants and agrees to give written notice of its receipt of any Demand Notice by any Holder(s) to all other registered Holders of the Purchase Options and/or the Registrable Securities within ten (10) days from the date of the receipt of any such Demand Notice.  Each holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration (each such holder including shares of Registrable Securities in such registration, a “Demanding Holder”) shall so notify the Company within fifteen (15) days after the receipt by the holder of the notice from the Company.  Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration.

4.1.2

Effective Registration. A registration will not count as a Demand Registration until the registration statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Purchase Option with respect thereto; provided, however, that if, after such registration statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the registration statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering.

4.1.3

Terms. The Company shall bear all fees and expenses attendant to the registration of the Registrable Securities pursuant to Section 4.1.1, but the Holders shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. The Company agrees to use its reasonable best efforts to cause the filing required herein to become effective promptly and to qualify or register the Registrable Securities in such States as are reasonably requested by the Holder(s); provided, however, that in no event shall the Company be required to register the Registrable Securities in a State in which such registration would cause: (i) the Company to be obligated to register or license to do business in such State or submit to general service of process in such State, or (ii) the principal shareholders of the Company to be obligated to escrow their shares of capital stock of the Company. The Company shall cause any registration statement filed pursuant to the demand right granted under Section 4.1.1 to remain effective for a period of at least twelve consecutive months from the date that the Holders of the Registrable Securities covered by such registration statement are first given the opportunity to sell all of such securities. The Holders shall only use the prospectuses provided by the Company to sell the shares covered by such registration statement, and will immediately cease to use any prospectus furnished by the Company if the Company advises the Holder that such prospectus may no longer be used due to a material misstatement or omission.

4.2

"Piggy-Back" Registration.

4.2.1

Grant of Right. In addition to the demand right of registration, described in Section 4.1 hereof the Holder shall have the right, for a period of seven (7) years commencing on the Effective Date, to include the Registrable Securities as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145 (a) promulgated under the Act or pursuant to Form S-8 or any equivalent form); provided, however, that if, solely in connection with any primary underwritten public offering for the account of the Company, the managing underwriter(s) thereof shall, in its reasonable discretion, impose a limitation on the number of Ordinary Shares which may be included in the Registration Statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which the Holder requested inclusion hereunder as the underwriter shall reasonably permit. Any exclusion of Registrable Securities shall be made pro rata among the Holders seeking to include Registrable Securities in proportion to the number of Registrable Securities sought to be included by such Holders; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities.

4.2.2

Terms. The Company shall bear all fees and expenses attendant to registering the Registrable Securities pursuant to Section 4.2.1 hereof, but the Holders shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. In the event of such a proposed registration, the Company shall furnish the then Holders of outstanding Registrable Securities with not less than thirty (30) days written notice prior to the proposed date of filing of such registration statement. Such notice to the Holders shall continue to be given for each registration statement filed by the Company until such time as all of the Registrable Securities have been sold by the Holder. The holders of the Registrable Securities shall exercise the "piggy-back" rights provided for herein by giving written. notice, within ten (10) days of the receipt of the Company's notice of its intention to file a registration statement.

4.3

General Terms.

4.3.1

Indemnification. The Company shall indemnify the Holder(s) of the Registrable Securities to be sold pursuant to any registration statement hereunder and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20 (a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriters contained in Section 5.1 of the Underwriting Agreement between the Underwriters and the Company, dated as of [_________________]. The Holder(s) of the Registrable Securities to be sold pursuant to such registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, in writing, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 5.2 of the Underwriting Agreement pursuant to which the Underwriters have agreed to indemnify the Company.

4.3.2

Exercise of Purchase Options. Nothing contained in this Purchase Option shall be construed as requiring the Holder(s) to exercise their Purchase Options prior to or after the initial filing of any registration statement or the effectiveness thereof.

4.3.3

Documents Delivered to Holders. The Company shall furnish to each Holder participating in any of the foregoing offerings and to each underwriter of any such offering, if any, a signed counterpart, addressed to such Holder or underwriter, of. (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under any underwriting agreement related thereto), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities. The Company shall also deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and to the managing underwriter, if any, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of FINRA. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times as any such Holder shall reasonably request.

4.3.4

Underwriting Agreement. The Company shall enter into an underwriting agreement with the managing underwriter(s), if any, selected by any Holders whose Registrable Securities are being registered pursuant to this Section 4, which managing underwriter shall be reasonably satisfactory to the Company. Such agreement shall be reasonably satisfactory in form and substance to the Company, each Holder and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Registrable Securities and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders and their intended methods of distribution.

4.3.5

Damages. Should the registration or the effectiveness thereof required by Sections 4.1 and 4.2 hereof be delayed by the Company or the Company otherwise fails to comply with such provisions, the Holder(s) shall, in addition to any other legal or other relief available to the Holder(s), be entitled to obtain specific performance or other equitable (including injunctive) relief against the threatened breach of such provisions or the continuation of any such breach, without the necessity of proving actual damages and without the necessity of posting bond or other security.

5.

New Purchase Options to be Issued.

5.1

Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Purchase Option may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Option for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax if exercised pursuant to Section 2.1 hereto, the Company shall cause to be delivered to the Holder without charge a new Purchase Option of like tenor to this Purchase Option in the name of the Holder evidencing the right of the Holder to purchase the number of Units purchasable hereunder as to which this Purchase Option has not been exercised or assigned.

5.2

Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Option and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Purchase Option of like tenor and date. Any such new Purchase Option executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

6.

Adjustments.

6.1

Adjustments to Exercise Price and Number of Securities. The Exercise Price and the number of Units underlying the Purchase Option shall be subject to adjustment from time to time as hereinafter set forth:

6.1.1

Share Dividends; Split Ups. If after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding Ordinary Shares is increased by a stock dividend payable in Ordinary Shares or by a split up of Ordinary Shares or other similar event, then, on the effective day thereof, the number of Units purchasable hereunder shall be increased in proportion to such increase in outstanding shares, and the Exercise Price shall be proportionately decreased.

6.1.2

Aggregation of Ordinary Shares. If after the date hereof, and subject to the provisions of Section 6.3, the number of outstanding Ordinary Shares is decreased by a consolidation, combination or reclassification of Ordinary Shares or other similar event, then, on the effective date thereof, the number of Units purchasable hereunder shall be decreased in proportion to such decrease in outstanding Ordinary Shares and the Exercise Price shall be proportionately increased.

6.1.3

Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Ordinary Shares other than a change covered by Section 6.1.1 or 6.1.2 hereof or that solely affects the par value of such Ordinary Shares, or in the case of any share reconstruction or amalgamation or consolidation of the Company with or into another corporation (other than a consolidation or share reconstruction or amalgamation in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Purchase Option shall have the right thereafter (until the expiration of the right of exercise of this Purchase Option) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, share reconstruction or amalgamation, or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of Units of the Company obtainable upon exercise of this Purchase Option and the underlying Warrants immediately prior to such event; and if any reclassification also results in a change in Shares covered by Section 6.1.1 or 6.1.2, then such adjustment shall be made pursuant to Sections 6.1.1, 6.1.2 and this Section 6.1.3. The provisions of this Section 6.1.3 shall similarly apply to successive reclassifications, reorganizations, share reconstructions or amalgamations, or consolidations, sales or other transfers.

6.1.4

Changes in Form of Purchase Option. This form of Purchase Option need not be changed because of any change pursuant to this Section 6, and the Purchase Options issued after such change may state the same Exercise Price and the same number of Units as are stated in the Purchase Options initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Purchase Options reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Commencement Date or the computation thereof.

6.2

Substitute Purchase Option. In case of any consolidation of the Company with, or share reconstruction or amalgamation of the Company with or into, another corporation (other than a consolidation or share reconstruction or amalgamation which does not result in any reclassification or change of the outstanding Ordinary Shares), the corporation formed by such consolidation or share reconstruction or amalgamation shall execute and deliver to the Holder a supplemental Purchase Option providing that the holder of each Purchase Option then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Purchase Option) to receive, upon exercise of such Purchase Option, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or share reconstruction or amalgamation, by a holder of the number of Ordinary Shares of the Company for which such Purchase Option might have been exercised immediately prior to such consolidation, share reconstruction or amalgamation, sale or transfer. Such supplemental Purchase Option shall provide for adjustments which shall be identical to the adjustments provided for in this Section 6. The above provision of this Section shall similarly apply to successive consolidations or share reconstructions or amalgamations.

6.3

Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Ordinary Shares or Warrants upon the exercise of the Purchase Option, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down, as the case may be, to the nearest whole number of Warrants,  Ordinary Shares or other securities, properties or rights.

7.

Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized Ordinary Shares, solely for the purpose of issuance upon exercise of the Purchase Options, such number of Ordinary Shares or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Purchase Options and payment of the Exercise Price therefore, in accordance with the terms hereby, all Ordinary Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder. The Company further covenants and agrees that upon exercise of the Purchase Options and payment of the exercise price therefore, all Ordinary Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder. As long as the Purchase Options shall be outstanding, the Company shall use its commercially reasonable efforts to cause all (i) Units and Ordinary Shares issuable upon exercise of the Purchase Options, (ii) Warrants issuable upon exercise of the Purchase Options and (iii) Ordinary Shares issuable upon exercise of the Warrants included in the Units issuable upon exercise of the Purchase Option to be listed (subject to official notice of issuance) on all securities exchanges (or, if applicable, on the OTC Bulletin Board or any successor trading market) on which the Units, the Ordinary Shares or the Warrants may then be listed and/or quoted.

8.

Certain Notice Requirements.

8.1

Holder's Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent or to receive notice as a shareholder for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Purchase Options and their exercise, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to each Holder a copy of each notice given to the other shareholders of the Company at the same time and in the same manner that such notice is given to the shareholders.

8.2

Events Requiring Notice. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events: (i) if the Company shall take a record of the holders of its Ordinary Shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, (ii) the Company shall offer to all the holders of its Ordinary Shares any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefore, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or share reconstruction or amalgamation) or a sale of all or substantially all of its property, assets and business shall be proposed.

8.3

Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 6 hereof, send notice to the Holders of such event and change ("Price Notice"). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company's Chief Financial Officer.

8.4

Transmittal of Notices. All notices, requests, consents and other communications under this Purchase Option shall be in writing and shall be deemed to have been duly made when hand delivered, or mailed by express mail or private courier service: (i) if to the registered Holder of the Purchase Option, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to following address or to such other address as the Company may designate by notice to the Holders:

FlatWorld Acquisition Corp.

Palm Grove House, Palm Grove Park

Road Town, Tortola, VG1110, British Virgin Islands

Attn: Jeffrey A. Valenty, Chief Financial Officer

With a copy to:

Ellenoff Grossman & Schole LLP

150 East 42nd Street

New York, New York 10017

Attn: Douglas S. Ellenoff, Esq.

        Stuart Neuhauser, Esq.

9.

Miscellaneous.

9.1

Amendments. The Company and Rodman & Renshaw may from time to time supplement or amend this Purchase Option without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and Rodman & Renshaw may deem necessary or desirable and that the Company and Rodman & Renshaw deem shall not adversely affect the interest of the Holders. All other modifications or amendments shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.

9.2

Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Option.

9.3.

Entire Agreement. This Purchase Option (together with the other agreements and documents being delivered pursuant to or in connection with this Purchase Option) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.4

Binding Effect. This Purchase Option shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Option or any provisions herein contained.

9.5

Governing Law; Submission to Jurisdiction. This Purchase Option shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Purchase Option shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Holder agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefore.

9.6

Waiver, etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Purchase Option shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Option or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Purchase Option. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Option shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

9.7

Execution in Counterparts. This Purchase Option may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Such counterparts may be delivered by facsimile transmission or other electronic transmission.

9.8

Exchange Agreement. As a condition of the Holder's receipt and acceptance of this Purchase Option, Holder agrees that, at any time prior to the complete exercise of this Purchase Option by Holder, if the Company and Rodman & Renshaw enter into an agreement ("Exchange Agreement") pursuant to which they agree that all outstanding Purchase Options will be exchanged for securities or cash or a combination of both, then Holder shall agree to such exchange and become a party to the Exchange Agreement.

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IN WITNESS WHEREOF, the Company has caused this Purchase Option to be signed by its duly authorized officer as of the ____ day of _______, 20___.

FLATWORLD ACQUISITION CORP.

By:  _________________________________

Name:

Title:

[Form to be used to exercise Purchase Option:

Date:

,

20___

The undersigned hereby elects irrevocably to exercise the Purchase Option for [___] Units of FlatWorld Acquisition Corp. and hereby makes payment of $12.50 (at the rate of $[___________] per Unit) in payment of the Exercise Price pursuant thereto. Please issue the Ordinary Shares and Warrants as to which this Purchase Option is exercised in accordance with the instructions given below and, if applicable, a new Purchase Option representing the number of Units for which this Purchase Option has not been exercised.

or

The undersigned hereby elects irrevocably to convert its right to purchase _________ Units purchasable under the within Purchase Option by surrender of the unexercised portion of the attached Purchase Option (with a “Value” based of $_______ based on a “Market Price” of $_______). Please issue the securities comprising the Units as to which this Purchase Option is exercised in accordance with the instructions given below.

The undersigned agrees and acknowledges that the calculation set forth above is subject to confirmation by the Company and any disagreement with respect to the calculation shall be resolved by the Company in its sole discretion.

Signature

Signature Guaranteed]

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name:

(Print in Block Letters)

Address:

NOTICE: The signature to this form must correspond with the name as written upon the face of the Purchase Option without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

Form to be used to assign Purchase Option:

ASSIGNMENT

(To be executed by the registered Holder to effect a transfer of the within Purchase Option):

FOR VALUE RECEIVED,

does hereby sell, assign and transfer unto the right to purchase Units of FlatWorld Acquisition Corp. ("Company") evidenced by the Purchase Option and does hereby authorize the Company to transfer such right on the books of the Company.

Dated:

, 20__

Signature

Signature Guaranteed

NOTICE: The signature to this form must correspond with the name as written upon the face of the within Purchase Option without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.